Exhibit 4.12
California Water Service Company $20,000,000 8.15% Series C Senior Note Agreement, maturing on November 1, 2030 as First Supplement to Note Agreement dated as of October 1, 2000


================================================================================


                        CALIFORNIA WATER SERVICE COMPANY


                       FIRST SUPPLEMENT TO NOTE AGREEMENT


                           Dated as of October 1, 2000



                  Re: $20,000,000 8.15% Series C Senior Notes
                              Due November 1, 2030





================================================================================

                       FIRST SUPPLEMENT TO NOTE AGREEMENT


                                                                    Dated as of
                                                                October 1, 2000
To the Purchasers named in
Schedule A hereto


Ladies and Gentlemen:

         This First Supplement to Note Purchase Agreement (the "First Supplement") is between California Water Service Company (the "Company") whose address is 1720 North First Street, San Jose, California 95112 and the institutional investors named on Schedule A attached hereto (the "Purchasers").

         Reference is hereby made to that certain Note Agreement dated as of March 1, 1999 (the "Note Agreement") between the Company and the purchasers listed on Schedule I thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Agreement. Reference is further made to Section 4.3 thereof which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

         The Company hereby agrees with the Purchaser(s) named on Schedule A hereto as follows:

         1. The Company has authorized the issue and sale of $20,000,000 aggregate principal amount of its 8.15% Series C Senior Notes due November 1,
2030 (the "Series C Notes"). The Series C Notes, together with the Series B Notes initially issued pursuant to the Note Agreement and each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 1.4 of the Note Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 9.2 of the Note Agreement). The Series C Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

         2. Subject to the terms and conditions hereof and as set forth in the Note Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series C Notes in the principal amount set forth opposite such Purchaser's name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereafter mentioned.

         3. Delivery of the $20,000,000 in aggregate principal amount of the Series C Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603-4080 against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Bank of America, ABA No. 121000358, Account No. 14879-00161, Account Name:
California Water Service Company Security Sales, in the amount of the purchase price at 11:00 A.M., San Francisco, California time, on October 24, 2000 or such later date (not later than October 31, 2000) as shall mutually be agreed upon by the Company and the Purchasers of the Series C Notes (the "Closing Date").

         4. Prepayment of Notes.

         (a) Required Prepayments. No prepayments are required to be made with respect to the Series C Notes prior to the expressed maturity date thereof other than prepayments made in connection with an acceleration of the Series C Notes pursuant to the provisions of Section 6.3 of the Note Agreement.

         (b) Optional Prepayment with Premium. Upon compliance with Section 4(d) below the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes of any Series, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by payment of the principal amount of the Notes of such Series, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five Business Days prior to the date of such prepayment pursuant to this Section 4(b).

         (c) Optional Prepayment at Par in the Event of Condemnation. In the event a Material Condemnation shall have occurred with respect to any property of the Company or a Restricted Subsidiary, then upon compliance with Section 4(d) below the Company shall have the privilege of applying the proceeds of any condemnation award received in connection with such Material Condemnation to the prepayment of the principal amount of the Notes of any Series then outstanding, or any portion thereof to the extent of such proceeds, together with accrued interest thereon to the date of such prepayment. Any optional prepayment made pursuant to this Section 4(c) shall be without premium.

         (d) Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to Section 4(b) or 4(c) to each Holder of Notes to be prepaid not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the Section of this First Supplement under which the prepayment is to be made, (c) the principal amount of the Holder's Notes to be prepaid on such date, (d) whether a premium may be payable, (e) the date when the premium, if any, will be calculated, (f) the estimated premium, together with a reasonably detailed computation of such estimated premium, and (g) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two Business Days prior to the prepayment date specified in such notice, the Company shall provide each Holder of a Note to be prepaid written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

         (e) Application of Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 4(b) or 4(c), the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

         (f) Direct Payment. Notwithstanding anything to the contrary contained in the Note Agreement, this First Supplement or the Notes, in the case of any Note owned by any Holder that is a Purchaser, Additional Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this Section 4(f) shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth herein or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

         (g) Make Whole Amount. The term "Make-Whole Amount" shall mean with respect to the Series C Notes in connection with any prepayment or acceleration, the following: the excess, if any, of (a) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the outstanding Series C Notes being prepaid. If the Reinvestment Rate is equal to or higher than 8.15%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount for the Series C Notes, the following terms have the following meanings:

                  "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 10:00 A.M. (Chicago, Illinois time) for the United States government Securities have a maturity (rounded to the nearest month) corresponding to the Remaining Life to Maturity of the principal of the Notes being prepaid or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Remaining Life to Maturity of the principal being prepaid. If no maturity exactly corresponds to such Remaining Life to Maturity, yields for the published maturity next longer than the Remaining Life to Maturity and for the published maturity next shorter than the Remaining Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                  "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders holding 66-2/3% in aggregate principal amount of the outstanding Series C Notes, subject to approval of the Company which approval will not be unreasonably withheld.

                  "Remaining Life to Maturity" of the principal amount of the Series C Notes being prepaid shall mean, as of the time of any determination thereof, the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and the final maturity of the Series C Notes being prepaid.

         5. Closing Conditions.

         (a) Conditions. The obligation of each Purchaser to purchase the Series C Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Series C Notes and to the following further conditions precedent:

                  (i) Closing Certificate. Such Purchaser shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to such Purchaser's obligation to purchase the Series C Notes proposed to be sold to such Purchaser and to the effect that (1) the representations and warranties of the Company set forth in Exhibit 2 hereto are true and correct on and with respect to the Closing Date,
         (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (3) no Default or Event of Default has occurred and is continuing.

                  (ii) Compliance Certificate. Such Purchaser shall have received a certificate dated the Closing Date, signed by the Senior Financial Officer of the Company stating that such officer has reviewed the provisions of the Note Agreement and this First Supplement and setting for the information and computation (in sufficient detail) required in order to establish whether the Company is in compliance with Section 5.6 of the Note Agreement on the Closing Date.

                  (iii) Legal Opinions. Such Purchaser shall have received from McCutchen, Doyle, Brown & Enersen LLP, counsel for the Company, and Chapman and Cutler, special counsel for the Purchasers, their opinions dated the Closing Date, in form and substance satisfactory to such Purchaser, and covering the matters set forth respectively in Exhibits 3 and 4 hereto.

                  (iv) Regulatory Approval. Prior to the Closing Date, the issue and sale of the Series C Notes shall have been duly authorized or approved by appropriate order of the Public Utilities Commission of the State of California (the "Commission"). Such order shall be final and in full force and effect and not subject to any appeal, hearing, rehearing or contest. All conditions contained in any such order which are to be fulfilled on or prior to the issuance of the Series C Notes shall have been fulfilled. The Company shall have delivered to the Purchasers and their special counsel a certified copy of such order and the application therefor.

                  (v) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Series C Notes scheduled to be sold on the Closing Date pursuant to this First Supplement.

                  (vi) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this First Supplement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser and such Purchaser's special counsel, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

                  (vii) Purchase Permitted By Applicable Law. On the Closing Date, the purchase of Series C Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which any Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

                  (viii) Payment of Special Counsel Fees. The Company shall have paid, on or before the Closing Date, the fees, charges and disbursements of the Purchasers' special counsel referred to in (iii) above, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

                  (ix) Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities

         Valuation   Office   of   the   National   Association   of   Insurance
         Commissioners) shall have been obtained for the Series C Notes.

         (b) The obligation of the Company to deliver the Series C Notes hereunder is subject to the conditions that (i) the Commission shall have authorized the issuance and sale by the Company of the Series C Notes at the price herein provided and said authorization shall be in full force and effect and (ii) the entire principal amount of the Series C Notes scheduled to be sold on the Closing Date pursuant to this First Supplement shall have been tendered by the Purchasers. If the condition specified in this Section 5(b) shall not have been fulfilled prior to or on the Closing Date, this First Supplement and all the obligations of the Company hereunder, except as provided in Section 9.4 of the Note Agreement, may be cancelled by the Company.

         (c) If on the Closing Date the Company fails to tender to any Purchaser the Series C Notes to be issued to any Purchaser on such date or if the conditions specified in Section 5(a) have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this First Supplement. Without limiting the foregoing, if the conditions specified in
Section 5(a) have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine. Nothing in this Section 5(c) shall operate to relieve the Company of any of its obligations hereunder or to waive any Purchaser's rights against the Company.

         6. Each Purchaser represents and warrants that the representations and warranties set forth in Section 3.2 of the Note Agreement are true and correct on the date hereof with respect to the Series C Notes purchased by such Purchasers.

         7. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Agreement as if such Purchaser were an original signatory to the Note Agreement.

         The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                       CALIFORNIA WATER SERVICE COMPANY


                                       By ______________________________________
                                        Name:  _________________________________
                                        Title:  ________________________________
Accepted as of  October 1, 2000

                                                          [VARIATION]


                                       By ______________________________________
                                        Name:  _________________________________
                                        Title:  ________________________________

                       INFORMATION RELATING TO PURCHASERS

                                                    PRINCIPAL AMOUNT OF SERIES C
NAME AND ADDRESS OF PURCHASER                           NOTES TO BE PURCHASED

SUN LIFE ASSURANCE COMPANY OF CANADA                         $5,000,000
One Sun Life Park
Wellesley Hills, Massachusetts  02481-5699
Attention:  Investment Department/Private Placements, SC #1303
Telecopier Number: (781) 446-2392

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "California Water Service Company, 8.15% Senior Notes, Series C, due November 1, 2030 , PPN 130789 L@7, principal, premium or interest") to:

         Bank of New York
         P&I Department
         ABA #021-000-018
         Account #: IOC 566
         Re:  California Water Service Corporation
         For Further Credit:  IOC 566
         Account:  249061

Notices

All notices of mandatory payment, on or in respect of the Notes and written confirmation of each such payment and any audit confirmation to:

         Sun Life Assurance Company of Canada
         One Sun Life Park
         Wellesley Hills, Massachusetts  02481-5699
         Attention:  Manager, Investment Accounting SC #1395

All other notices and communications, including notices of optional prepayments, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-1082080



                                   SCHEDULE A
                                 (to Supplement)

                                                    PRINCIPAL AMOUNT OF SERIES C
NAME AND ADDRESS OF PURCHASER                           NOTES TO BE PURCHASED

                                                    Three separate Notes in the
                                                       amount of $2,250,000,
SUN LIFE ASSURANCE COMPANY OF CANADA                        $500,000 and
One Sun Life Park                                      $500,000, respectively
Wellesley Hills, Massachusetts  02481-5699
Attention: Investment Department/Private Placements, SC #1303
Telecopier Number: (781) 446-2392

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "California Water Service Company, 8.15% Senior Notes, Series C, due November 1, 2030, PPN 130789 L@7, principal, premium or interest") to:

         Citibank, N.A.
         Attention:  Gay Quitch
         ABA #021-000-089
         Account:  36112805
         For Further Credit:   Account No.:  199541

Notices

All notices of mandatory payment, on or in respect of the Notes and written confirmation of each such payment and any audit confirmation to:

         Sun Life Assurance Company of Canada
         One Sun Life Park
         Wellesley Hills, Massachusetts  02481-5699
         Attention:  Manager, Investment Accounting SC #1395

All other notices and communications, including notices of optional prepayments, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-1082080

                                                    PRINCIPAL AMOUNT OF SERIES C
                                                        NOTES TO BE PURCHASED
NAME AND ADDRESS OF PURCHASER

SUN LIFE OF CANADA (INTERNATIONAL) LIMITED                    $1,000,000
One Sun Life Park
Wellesley Hills, Massachusetts  02481-5699
Attention:  Investment Department/Private Placements, SC #1303
Telecopier Number: (781) 446-2392

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "California Water Service Company, 8.15% Senior Notes, Series C, due November 1, 2030, PPN 130789 L@7, principal, premium or interest") to:

         Citibank, N.A.
         Attention:  Gay Quitch
         ABA #021-000-089
         Account:  36112805
         For Further Credit:  Account No.:  849141

Notices

All notices of mandatory payment, on or in respect of the Notes and written confirmation of each such payment and any audit confirmation to:

         Sun Life Assurance Company of Canada
         One Sun Life Park
         Wellesley Hills, Massachusetts  02481-5699
         Attention:  Manager, Investment Accounting SC #1395

All other notices and communications, including notices of optional prepayments, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: Sun Life of Canada (International) Limited

Taxpayer I.D. Number:  38-1082080

                                                    PRINCIPAL AMOUNT OF SERIES C
NAME AND ADDRESS OF PURCHASER                           NOTES TO BE PURCHASED

SUN LIFE ASSURANCE COMPANY OF CANADA                           $750,000

One Sun Life Park
Wellesley Hills, Massachusetts  02481-5699
Attention:  Investment Department/Private Placements, SC #1303
Telecopier Number: (781) 446-2392

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "California Water Service Company, 8.15% Senior Notes, Series C, due November 1, 2030, PPN 130789 L@7, principal, premium or interest") to:

         Bank of New York
         P&I Department
         ABA #021-000-018
         Account #: IOC 566
         Re:  California Water Service Corporation
         For Further Credit:  IOC 566
         Account:  275431

Notices

All notices of mandatory payment, on or in respect of the Notes and written confirmation of each such payment and any audit confirmation to:

         Sun Life Assurance Company of Canada
         One Sun Life Park
         Wellesley Hills, Massachusetts  02481-5699
         Attention:  Manager, Investment Accounting SC #1395

All other notices and communications, including notices of optional prepayments, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-1082080

           NAME AND ADDRESS                                 PRINCIPAL AMOUNT OF
             OF PURCHASER                                   SERIES C NOTES TO BE
                                                                 PURCHASED

CENTRE LIFE/UNUM LIFE INSURANCE TRUST                           $10,000,000
c/o Provident Investment Management, LLC
One Fountain Square
Chattanooga, Tennessee  37402
Attention:  Private Placements
Telefacsimile:  (423) 755-3351
Confirmation:  (423) 755-1172

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

         Hare & Co.
         c/o The Bank of New York
         New York, New York
         ABA #021 000 018
         BNF:  10C566
         Attn:  PP P&I Department
         Ref:  A/C Name and Cusip
         Custodial Account Number 056904

         Please reference: Issuer:  California Water Service Company
                                    PPN:  130789 L@7
                                    Coupon:  8.15%
                                    Maturity:  November 1, 2030
                                    Principal=$__________
                                    Interest=$___________

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  HARE & CO.

Taxpayer I.D. Number:  13-5160382

                             [FORM OF SERIES C NOTE]

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (1) IN A TRANSACTION REGISTERED UNDER SAID ACT OR (2) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.


                        CALIFORNIA WATER SERVICE COMPANY

                           8.15% Series C Senior Note
                              Due November 1, 2030

                                 PPN: 130789 L@7


No.                                                            October __, 2000

$

         California  Water  Service  Company,  a  California   corporation  (the
"Company"), for value received, hereby promises to pay to



                              or registered assigns
                        on the first day of November, 2030
                             the principal amount of


                                                        DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8.15% per annum from the date hereof until maturity, payable semiannually on the first day of each May and November in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 10.15% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in San Jose, California in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

                                 EXHIBIT 1
                              (to Supplement)

         This Note is one of a series of Notes (the "Notes") issued pursuant to a supplement to the Note Agreement dated as of March 1, 1999 (as from time to time amended and supplemented, the "Note Agreement"), between the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all Series from time to time outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 3.2 of the Note Agreement, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                       CALIFORNIA WATER SERVICE COMPANY



                                       By
                                        Name:  _________________________________
                                        Title:  ________________________________

                                      E1-2

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each Purchaser that:



          1. Corporate   Organization,   Subsidiaries.   The  Company  is  duly
organized and existing and in good standing under and by virtue of the laws of the State of California and is duly authorized and empowered to own and operate its properties and to carry on its business, all as and in the places where such properties are now owned and operated and such business is conducted. The Company has no Subsidiaries.

          2. Corporate Authority. The Company has full corporate power and corporate authority to sell and issue the Series C Notes. The issuance and sale of the Series C Notes and the execution and delivery of the First Supplement will have been duly authorized by the Board of Directors of the Company and by the Public Utilities Commission of the State of California (the "Commission") prior to the Closing Date, and no other action is required to be taken by, and no consents or approvals are required to be obtained from, the shareholders of the Company or any public body or bodies, and no other corporate action of the Company is requisite to such issue and sale.

          3. Business and Property. Each Purchaser has heretofore been furnished with a copy of the Company Information which generally sets forth the principal properties of the Company and the business conducted and proposed to be conducted by the Company.

          4. Indebtedness. Annex A attached hereto correctly describes all Current Debt, Funded Debt and Capitalized Leases of the Company outstanding on October 1, 2000.

          5. Financial Statements and Reports. The Company has furnished each Purchaser with a copy of its audited financial reports for 1998 and 1999 hereinafter called the "Company Reports," and copies of the Annual Reports and Forms 10-K filed by California Water Service Group ("CWSG") hererinafter called the "CWSG Reports" with the Securities and Exchange Commission for 1997, 1998 and 1999, together with all reports or documents required to be filed by CWSG pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the filing of the 1999 Form 10-K. The Company has also furnished each Purchaser with an audited quarterly financial statement for the Company and Forms 10-Q for CWSG for the fiscal quarters ended March 31, 2000 and June 30, 2000 (the "Quarterly Reports"). The financial statements contained in the foregoing Company Reports, the CWSG Reports, Forms 10-K, the Quarterly Reports and such other reports and documents were prepared in accordance with generally accepted accounting principles upon a consistent basis and are complete and correct and the balance sheets included therein fairly present the financial condition of the Company or CWSG, as the case may be, as at the respective dates thereof and the Statements of Income, Common Shareholders' Equity and Cash Flows included therein fairly present the results of the operations of the Company for the periods covered thereby, subject in the case of unaudited statements to normal year-end adjustments.

          6. Material Contracts. The Company has no contracts or commitments, whether contingent or other, which are material to the Company and which were not made in the ordinary


                                    EXHIBIT 2
                                 (to Supplement)
course of business. Certain material contracts related to water supply are listed in Annex B hereto. The Company has no contracts or commitments, contingent or other, which materially and adversely affect or in the future may (so far as the Company can foresee) materially and adversely affect the Company or its business, property, assets, operations or condition, financial or other. As at December 31, 1999, there were no material liabilities of the Company (other than those under contracts entered into in the normal and ordinary course of business), actual, contingent or accrued, which were not reflected in the Company Reports and CWSG Reports except for (i) liability in respect of uncompleted construction work under open contracts in connection with the Company's construction program and (ii) the obligations of the Company to contribute to a pension plan, an employees' savings plan and a health and welfare plan.

          7. No Material Adverse Change. (a) There has been no change in the condition of the Company, financial or other, from that set forth or reflected in the Company Information, other than changes which may have occurred in the ordinary course of business or by reason of ordinary dividends paid or declared or outstanding First Mortgage Bonds redeemed by the Company in accordance with their terms, and no such changes in the ordinary course of business have been material adverse changes.

         (b) Since December 31, 1999, neither the business, operations, properties nor assets of the Company have been adversely affected in any material way by any casualties such as fire, windstorm, riot, strike, explosion, accident, flood, earthquake, lockout, sabotage, activities of armed forces, act of God or the public enemy or condemnation of properties by the United States government or any municipal governmental agency, authority or body.

          8. Title to Properties. The Company is engaged in the business of a public utility water company serving all or a portion of the California cities and communities listed in the 1999 Company Report and paragraph 9 hereof. The Company has good and merchantable title, subject only to the lien of the Mortgage Indenture and to current tax and assessment liens, rights-of-way, easements and certain minor liens, encumbrances, clouds or defects in title which do not materially affect the use thereof, to all the material water distribution facilities (including, without limitation, transmission and distribution mains, pump stations, wells, storage tanks and reservoirs) and other material units of property used in its business except as follows:

              (a) most of the offices, except its principal office, are in leased premises and some wells, well sites and other minor distribution facilities are rented; and

              (b) several wells are located on property which the Company does not own but in which it has an easement for the location of such wells;

and except as to easements and rights-of-way and certain parcels of land (not exceeding for said parcels of land an aggregate book value of $250,000) with respect to which there is a possibility of reverter if the property ceases to be used for public utility purposes, and, except that the greater portion of its transmission and distribution systems is located in public highways and streets and in rights-of-way owned by the Company over lands of others, the Company's title thereto is fee simple. Except for parcels of land having an aggregate book value of not more than $250,000, the Company has good and merchantable title to all its other property and assets

                                     E-2-2
subject only to the lien of the Mortgage Indenture and the lien of the Dominguez Mortgage Indenture and to current tax and assessment liens and minor liens and encumbrances which do not materially affect the use thereof. All of the properties of the Company are located in the State of California and substantially all of the properties of the Company used or useful in its public utility business are subject to the Mortgage Indenture. As used herein, the term "Dominguez Mortgage Indenture" means the Trust Indenture dated as of August 1, 1954, as supplemented from time to time, from the Company, as successor to Dominguez Water Company ("Dominguez") and Chase Manhattan Bank and Trust Company, National Association, as Trustee, which provides a lien on properties owned by Dominguez immediately prior to the merger described in paragraph 9 hereof which lien secures $9,000,000 in aggregate principal amount of Dominguez bonds which were assumed by the Company upon the merger.

          9. Franchises. The Company has, in its judgment, adequate franchises and permits without burdensome restrictions (other than those typically contained in franchises and permits of this type) to allow the Company to conduct the business in which it is engaged.

         The Company has two classes of franchises to install and operate water pipes and mains under public streets and highways:

              (a) so-called "constitutional" franchises obtained by virtue of the provisions of Article XI, Section 19, of the California Constitution, as in effect prior to 1911; and

              (b) franchises granted pursuant to statutory authority.

         The Company believes, based on the advice of counsel (which is itself based upon the assumption of the accuracy of information obtained by the Company from sources believed to be reliable that the following cities served by the Company were all incorporated prior to 1911:

       Bakersfield            Marysville             South San Francisco
       Chico                  Oroville               Stockton
       Dixon                  Redondo Beach          Visalia
       Hermosa Beach          Salinas                Willows
       King City              San Mateo
       Livermore              Selma

that water distribution systems were constructed and service furnished to the inhabitants of each by various predecessors of the Company prior to 1911, and that there were no public water works owned or controlled by the municipality in any of them prior to 1911), that the Company has a "constitutional" franchise in each of the above cities and under such constitutional franchise has a perpetual right which was not repealed by the repeal of Article XI, Section 19, of the California Constitution to continue to occupy public streets of each of said cities with its pipes and mains and to lay down additional pipes and mains in said streets for the supplying of water, subject to reasonable regulation by the respective municipalities. The Company also believes, based on the advice of counsel, that this right is not limited to streets in which pipes or mains were laid prior to 1911 but extends at least to all streets in the said municipalities as they existed at the date of repeal of the constitutional provision in 1911 and probably also extends to

                                     E-2-3
territory incorporated into each respective city after such repeal, although this latter question remains somewhat in doubt in the absence of a final decision of the courts thereon. The Company holds either by assignment or as original grantee franchises granted under statutory authority by the Counties of Kern, Los Angeles, San Joaquin, Santa Clara and Monterey, the Cities of Montebello, Torrance, Cupertino, Sunnyvale, Los Altos, Mountain View, Bakersfield, Commerce, San Carlos, Rolling Hills Estates and Thousand Oaks, and the Towns of Los Altos Hills and Atherton. Following incorporation of the City of Rancho Palos Verdes in 1973, the Company made franchise payments to the City and the City accepted the same as successor in interest to the grantor's rights under the Company's former franchise from the County of Los Angeles; the City has agreed that the Company may exercise its rights in the City under its current County franchise until the expiration of that franchise in 2012. The Company's franchises from the Cities of Palos Verdes Estates, Menlo Park and Woodside terminated in 1977, 1993 and 1994, respectively. While none of the Cities and the Company have executed a new franchise agreement, the Company has made and will continue to make franchise payments to each of the Cities in accordance with the provisions of the prior franchise. In other areas where the Company has no franchise, the Company or its predecessors have distributed water for many years and, to the Company's knowledge, no question has ever been raised as to the right to make such distribution and to maintain all pipes and mains necessary therefor.

         On May 25, 2000, Dominguez Service Corporation was merged into the Company and subsequently Dominguez and its subsidiaries were also merged into the Company (collectively, the "merger"). The Company acquired in the Dominguez merger operations in the following cities, counties, townships or localities that Dominguez previously served:

         Bodfish                  Kernville                   Mountain Shadows
         Carson                   Lake Hughes                 Onyx
         Compton                  Lakeland                    Torrance
         Duncans Mills            Lancaster                   Squirrel Valley
         Fremont Valley           Leona Valley                Wofford Heights
         Guerneville              Long Beach                  Los Angeles County
         Harbor City              Lucerne                     Kern County

Water distribution systems were constructed and service furnished to the inhabitants of the localities currently known as Carson, Compton, Harbor City, Long Beach and Torrance by various predecessors of the Company prior to 1911 and the Company believes that it has a prior right to operate in these locations which right was not extinguished by the incorporation of these cities subsequent to 1911. Except as noted below, Dominguez has no franchises from these cities and has made no franchise payments to them and, to the Company's knowledge, no question has ever been raised as to the right to make water distribution and to maintain all pipes and mains necessary therefor.

         As to the remaining localities, Dominguez has received written franchise agreements which are in full force and effect and has paid all franchise fees to date, with the exception of Compton and the City of Carson Revelopment Project #2, as to which the franchises expired without renewal in, respectively, 1994 and 1998. Dominguez continued to provide water services to Compton and the City of Carson Revelopment Project #2 subsequent to the expiration

                                     E-2-4
of the respective franchises, and to pay franchise fees, and to the Company's knowledge no question has ever been raised as to the right to make such distribution and to maintain all pipes and mains necessary therefor.

         10. Condition of Assets. The physical assets of the Company are in sound operating condition, there are no material arrears in the maintenance of any such physical assets and the Company believes that its sources of water are adequate to meet its requirements for the foreseeable future.

         11. Pending Litigation, Proceedings. (a) There are no actions, suits or proceedings pending at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or, to the knowledge of the Company, threatened against or affecting the Company not adequately covered by insurance or for which reserves adequate in the Company's judgment have not been established which involve, in the opinion of the Company, a reasonable possibility of judgments or liabilities exceeding $500,000 in the aggregate net of insurance, or which may, in the opinion of the Company result in any material adverse change in the business or properties or in the condition, financial or other, of the Company, or the ability of the Company to perform its obligations under the First Supplement or the Series C Notes.

         (b) There are no proceedings pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or municipal commission, board or other administrative agency, which materially and adversely affect the water rates of the Company presently in effect.

         (c) The Company is not in default with respect to any order, writ, injunction or decree of any court, or any federal, state or municipal commission, board or other administrative agency and the Company has complied with all applicable statutes and regulations of the United States of America and of any state, municipality or agency of any thereof, in respect of the conduct of its business known or believed by the Company to be applicable thereto, the failure to comply with which could reasonably be expected to have a material adverse effect on the Company or its properties.

         12. No Condemnation Proceedings. Since January 1, 1995, no elections have been held or other actions taken authorizing the commencement of proceedings for condemnation of any of the properties of the Company. However, from time to time there are expressions of interest made by public bodies, elected or appointed municipal officials, persons seeking political position or citizens groups urging acquisition of the Company's facilities in one or more of the communities served by the Company. The Company does not believe that any acquisition by a city or municipality of its properties by condemnation or threat thereof would be adverse to the holders of the Series C Notes.

         13. No Burdensome Restrictions. The Company is not subject to any burdensome corporate restrictions in its Articles of Incorporation, By-Laws or otherwise, which materially and


                                     E-2-5
adversely affect or in the future may (so far as the Company can foresee) materially and adversely affect the Company or its business, property, assets, operations or condition, financial or other.

         14. Regulatory Status, Approval. (a) The Company is not a registered holding company or a subsidiary of a registered holding company and the Company is not required to register under the Public Utility Holding Company Act of 1935, as amended. The Company is subject to the jurisdiction of the Commission.

         (b) No consent of, approval or authorization by, filing or registration with, or notice to any governmental or public authority or agency is required for the issuance, sale or delivery of the Series C Notes or the execution, delivery or performance of the First Supplement, other than the authorization of the Commission, which authorization has been duly obtained, is in full force and effect and is not subject to any appeal, hearing, rehearing or contest. All conditions contained in any such authorization which were to be fulfilled on or prior to the issuance of the Series C Notes have been fulfilled. The Company has furnished to your special counsel true, correct and complete copies of said authorization and all applications heretofore filed with or submitted to the Commission in connection with its action to obtain said authorization.

         15. No Defaults, Compliance with Other Instruments. The Company is not in default under any outstanding indentures, contracts or agreements which are material to the Company including, without limitation, the Mortgage Indenture; and on the Closing Date there will not exist any condition which would be a default under any such indenture, contract or agreement. The execution and delivery of the First Supplement, the consummation of the transactions therein provided for and compliance with the provisions of the First Supplement and the Series C Notes by the Company will not violate or result in any breach of the terms, conditions or provisions of, or constitute a default under, its Articles of Incorporation, By-Laws or any indenture, mortgage, deed of trust, bank loan or credit agreement, or other material agreement or instrument to which the Company is a party or by which the Company may be bound, nor will such acts result in the violation of any applicable law, rule, regulation or order applicable to the Company of any court or governmental authority having jurisdiction in the premises or in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, upon any property or assets of the Company.

         16. Leases. The Company has the right to, and does, enjoy peaceful and undisturbed possession under all material leases to which it is a party or under which it is operating. All such leases are valid, subsisting and in full force and effect, and the Company is not in default under any thereof and no event has occurred and is continuing, and no condition exists that, after notice or passage of time or both could become a material default under any such Lease.

         17. Use of Proceeds. The Company will use the gross proceeds derived from the sale of the Series C Notes under the First Supplement to refinance existing Indebtedness and to finance a portion of the Company's general construction program. None of the transactions contemplated in the First Supplement (including, without limitation thereof, the use of the proceeds from the sale of the Series C Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations U, T and X of the Board of Governors of the Federal


                                     E-2-6

Reserve System, 12 C.F.R., Chapter II. The Company does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U, including margin stock originally issued by it. None of the proceeds from the sale of the Series C Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any margin stock.

         18. ERISA. (a) The fair market value of all assets under all "employee pension benefit plans" (as such term is defined in Section 3(2) of ERISA), maintained by the Company, as from time to time in effect, exceeded as of December 31, 1999, the last annual valuation date, the actuarial present value of all benefits vested under the Plans by more than $15,846,000.

         (b) Neither any of the Plans nor any of the trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code which could subject the Plans or any of them, any such trust, or any trustee or administrator thereof, or any disqualified person with respect to the Plans to the tax or penalty on prohibited transactions imposed by said Section 4975, except that, with respect to any actions or omissions of administrators, trustees, other fiduciaries, parties in interest or disqualified persons of or in respect to the Plans (other than employees of the Company), the Company has no knowledge that any of such persons has committed a prohibited transaction, nor has the Company participated knowingly in or knowingly undertaken to conceal a prohibited transaction with or by any of such persons nor enabled any of them to commit a prohibited transaction.

         (c) Neither any of the Plans subject to Title IV of ERISA nor any trusts related to such plans have been terminated, nor have there been any Reportable Events, as that term is defined in Section 4043 of ERISA (as modified by the regulations thereunder), in respect of those plans since the effective date of ERISA.

         (d) Neither any of the Plans which are subject to Section 302 of ERISA nor any trusts related to such plans have incurred any "accumulated funding deficiency," as such term is defined in said Section 302 (whether or not waived), since the effective date of ERISA.

         (e) The consummation of the transactions provided for in the First Supplement and compliance by the Company with the provisions thereof and the Series C Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

         19. Taxes. All Federal, state and local taxes and assessments due from the Company have been (a) fully paid or adequately provided for on the books of the Company in accordance with generally accepted accounting principles or (b) are being contested in good faith by the Company. There has been no examination of the Federal income tax returns of the Company by the Internal Revenue Service subsequent to the examinations of the returns for tax years 1984-1991.

         20. Compliance with Laws. To the best of the Company's knowledge, after due inquiry, the Company is in compliance with all applicable Federal, state, or local laws, statutes, rules,


                                     E-2-7
regulations or ordinances relating to public heath, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), and to exposure to hazardous substances, the failure to comply with which could reasonably be expected to have a material adverse effect on the Company or its properties. The Company does not know of any liability of the Company under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.) with respect to any property now or heretofore owned or leased by the Company.

         21. Full Disclosure. The financial statements referred to in the First Supplement do not, nor does the First Supplement, the Company Information or any written statement (including without limitation the 1999 Company Report and the 1999 CWSG Report) furnished by the Company to you in connection with the negotiation of the sale of the Series C Notes, contain any untrue statement of a material fact or, taken together, omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under the Note Agreement, the First Supplement or the Series C Notes.

         22. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Series C Notes or any similar Security or has solicited or will solicit an offer to acquire the Series C Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Series C Notes or any similar Security with any Person other than the Purchasers and not more than four (4) other institutional investors, each of whom was offered a portion of the Series C Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Series C Notes or any similar Security or has solicited or will solicit an offer to acquire the Series C Notes or any similar Security from any Person so as to cause the issuance and sale of the Series C Notes not to be exempt from the provisions of Section 5 of the Securities Act of 1933, as amended.


                                      E-2-8

                CURRENT DEBT, FUNDED DEBT AND CAPITALIZED LEASES
                              AS OF OCTOBER 1, 2000


1.      Current Debt

        $18,000,000 borrowed under the Company's bank line of credit with Bank of America.

2.      Funded Debt

        $116,345,000 outstanding under the Company's various series of First Mortgage Bonds.

        $193,000 due to the City of Los Altos for the purchase of the North Los Altos Water System.

        $20,000,000 Series A Senior Notes due November 1, 2025.

        $20,000,000 Series B Senior Notes due November 1, 2028.

        $4,000,000 First Mortgage Bonds, Series J due 2023 of Dominguez Water Company ("Dominguez").*

        $5,000,000 First Mortgage Bonds, Series K due 2012 of Dominguez.*

        $3,236,000 California Department of Water Resources Loans due 2011-2032 of Dominguez*.

3.      Capitalized Leases

        None.



__________________________
*   Assumed by the Company on October 12, 2000


                                     ANNEX A
                                 (to Exhibit 2)

                         MATERIAL WATER SUPPLY CONTRACTS

1. Water Supply Contract between the Company and the County of Butte relating to the Company's Oroville District.

2. Water Supply Contract between the Company and Kern County Water Agency relating to the Company's Bakersfield District.

3. Water Supply Contract between the Company and Stockton East Water District relating to the Company's Stockton District.

4. Second Amended Contract between the Company and Stockton East Water District relating to the Company's Stockton District.

5. Settlement Agreement and Master Water Sales Contract between the City and County of San Francisco and Certain Suburban Purchasers.

6. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's Bear Gulch District.

7. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's San Carlos District.

8. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's San Mateo District.

9. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's South San Francisco District.

10. Water Supply Contract between the Company and Santa Clara Valley Water District relating to the Company's Los Altos District.

11. Water Supply Contract between the Company and Pacific Gas and Electric Company related to the Company's Oroville District.

12. Water Supply Contract between the Company and Alameda County Flood Control and Water Conservation District related to the Company's Livermore District.

13. Water Supply Contract between the Company and Russell Valley Municipal Water District regarding the Company's Westlake District.

                                     ANNEX B
                                 (to Exhibit 2)

14. Water Supply Contract between Dominguez Water Company, ARCO Products Company and West Basin Municipal Water District relating to recycled water.*

__________________________
*   Assumed By The Company On October 12, 2000

                                     E-2-2

                         DESCRIPTION OF CLOSING OPINION
                            OF COUNSEL TO THE COMPANY

         The closing opinion of McCutchen, Doyle, Brown & Enersen LLP, counsel for the Company, which is called for by Section 5(a)(iii) of the First Supplement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

                    1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of California, has the corporate power and the corporate authority to execute and perform the First Supplement and to issue the Series C Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged.

                    2. The Note Agreement and the First Supplement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. The Series C Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. No approval,  consent or  withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the First Supplement or the Series C Notes other than the authorization of the Commission, which authorization has been duly obtained, and is in full force and effect.

                    5. The issuance and sale of the Series C Notes and the execution, delivery and performance by the Company of the First Supplement do not violate or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument listed as a material contract in the Company's most recent Annual Report.


                                    EXHIBIT 3
                                (to Supplement)

                    6. Based upon the representations set forth in Section 6 of the First Supplement, the issuance, sale and delivery of the Series C Notes under the circumstances contemplated by the First Supplement do not, under existing law, require the registration of the Series C Notes under the Securities Act of 1933, as amended, or the qualification of the First Supplement or an indenture under the Trust Indenture Act of 1939, as amended.

                    7. Based upon the assumption of the accuracy of information obtained by the Company from sources believed to be reliable that the following cities served by the Company were all incorporated prior to 1911:

               Bakersfield           Marysville              South San Francisco
               Chico                 Oroville                Stockton
               Dixon                 Redondo Beach           Visalia
               Hermosa Beach         Salinas                 Willows
               King City             San Mateo
               Livermore             Selma

         that water distribution systems were constructed and service furnished to the inhabitants of each by various predecessors of the Company prior to 1911, and that there were no public water works owned or controlled by the municipality in any of them prior to 1911, in the opinion of such counsel, the Company has a "constitutional" franchise in each of the above cities and under such constitutional franchise has a perpetual right which was not repealed by the repeal of Article XI,
         Section 19, of the California Constitution to continue to occupy public streets of each of said cities with its pipes and mains and to lay down additional pipes and mains in said streets for the supplying of water, subject to reasonable regulation by the respective municipalities as they existed at the date of repeal of the constitutional provision in 1911 and probably also extends to territory incorporated into each respective city after such repeal, although this latter question remains somewhat in doubt in the absence of a final decision of the courts thereon.

         On May 25, 2000, Dominguez Service Corporation was merged into the Company and subsequently Dominguez and its subsidiaries were also merged into the Company (collectively, the "Merger"). The Company acquired in the Dominguez merger operations in the following cities, counties, townships or localities that Dominguez previously served:

         Bodfish                 Kernville                Mountain Shadows
         Carson                  Lake Hughes              Onyx
         Compton                 Lakeland                 Torrance
         Duncans Mills           Lancaster                Squirrel Valley
         Fremont Valley          Leona Valley             Wofford Heights
         Guerneville             Long Beach               Los Angeles County
         Harbor City             Lucerne                  Kern County

Water distribution systems were constructed and service furnished to the inhabitants of the localities currently known as Carson, Compton, Harbor City, Long Beach and Torrance by


                                      E3-2
various predecessors of the Company prior to 1911 and the Company believes that it has a prior right to operate in these locations which right was not extinguished by the incorporation of these cities subsequent to 1911. Except as noted below, Dominguez has no franchises from these cities and has made no franchise payments to them and, to the Company's knowledge, no question has ever been raised as to the right to make water distribution and to maintain all pipes and mains necessary therefor.

         As to the remaining localities, Dominguez has received written franchise agreements which are in full force and effect and has paid all franchise fees to date, with the exception of Compton and the City of Carson Revelopment Project #2, as to which the franchises expired without renewal in, respectively, 1994 and 1998. Dominguez continued to provide water services to Compton and the City of Carson Revelopment Project #2 subsequent to the expiration of the respective franchises, and to pay franchise fees, and to the Company's knowledge no question has ever been raised as to the right to make such distribution and to maintain all pipes and mains necessary therefor.

         The opinion of McCutchen, Doyle, Brown & Enersen LLP shall cover such other matters relating to the sale of the Series C Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.



                                      E3-3

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 5(a)(iii) of the First Supplement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                    1. The Company is a corporation, validly existing and in good standing under the laws of the State of California and has the corporate power and the corporate authority to execute and deliver the First Supplement and to issue the Series C Notes.

                    2. The Note Agreement and the First Supplement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. The Series C Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The issuance, sale and delivery of the Series C Notes under the circumstances contemplated by the First Supplement do not, under existing law, require the registration of the Series C Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler may rely upon the opinion of McCutchen, Doyle, Brown & Enersen LLP, as to matters of California law. The opinion of Chapman and Cutler shall also state that the opinion of McCutchen, Doyle, Brown & Enersen LLP, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of California, the By-laws of the Company and the general business corporation law of the State of California.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Series C Notes.


                                      E3-2


Exhibit 4.13 Thirteenth Supplemental Trust Indenture whereby California Water Service Company became the successor to Dominguez Water Corporation in the original trust indenture for Dominguez Water Corporation dated August 1, 1954 (Exhibit 4.13 to Form 10-K dated December 31, 2000)

THIS INSTRUMENT CONSTITUTES, AMONG OTHER THINGS, AN AMENDMENT TO A SECURITY AGREEMENT WHICH CREATED A SECURITY INTEREST IN PERSONAL PROPERTY




                        CALIFORNIA WATER SERVICE COMPANY
                     (SUCCESSOR TO DOMINGUEZ WATER COMPANY)





                                       TO





                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION




                                     Trustee



                     THIRTEENTH SUPPLEMENTAL TRUST INDENTURE




                           Dated as of October 1, 2000



         Amending and Supplementing Indenture Dated as of August 1, 1954


                                      E3-3

         THIS THIRTEENTH SUPPLEMENTAL TRUST INDENTURE (the "Thirteenth Supplemental Trust Indenture"), is made and entered into as of the first day of October, 2000, by and between California Water Service Company, a corporation organized and existing under the laws of the State of California (the
"Corporation"), the successor by merger to Dominguez Water Company ("Dominguez"), and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, with reference to the following recitals:


                                    RECITALS

         WHEREAS, by that certain Trust Indenture dated as of August 1, 1954 (hereinafter referred to as the "Original Indenture") between Dominguez and Title Insurance and Trust Company (the "Former Trustee"), which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on October 8, 1954, in Book 45791, Page 1, Official Records of said County, Dominguez created its First Mortgage Series A 3-3/4% Bonds of 1954 (hereinafter called the "Series A Bonds"), and also granted, bargained, sold, released, conveyed, confirmed, assigned, transferred, pledged and set over unto the Former Trustee certain of its properties, real and personal, in order, inter alia, to secure the payment of the principal of, and premium (if any) and interest on, all bonds at any time issued and outstanding under the Original Indenture and all indentures supplemental thereto (said Original Indenture and all indentures supplemental thereto, including this Thirteenth Supplemental Trust Indenture, being hereinafter referred to collectively as the "Indenture"), all upon the terms, conditions and trusts therein specified; and

         WHEREAS, there was issued under the Original Indenture One Million Dollars ($1,000,000) principal amount of Series A Bonds, none of which is outstanding on the date hereof; and

         WHEREAS, by that certain First Supplemental Trust Indenture dated as of August 1, 1956 (hereinafter referred to as the "First Supplemental Trust Indenture"), between Dominguez and the Former Trustee, which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on August 1, 1956, in Book 51901, Page 374, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture and created its First Mortgage Series B 4% Bonds of 1976 (hereinafter called the "Series B Bonds"), and there was issued under the First Supplemental Trust Indenture Five Hundred Thousand Dollars ($500,000) principal amount of Series B Bonds, none of which is outstanding on the date hereof; and

         WHEREAS, by that certain Second Supplemental Trust Indenture dated as of August 1, 1958 (hereinafter referred to as the "Second Supplemental Trust Indenture"), between the Dominguez and the Former Trustee, which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on August 7, 1958, in Book D-179, Page 936, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture, as theretofore modified, amended and supplemented, and created its First Mortgage Series C 5% Bonds of 1978 (hereinafter called the "Series C Bonds"), and there was issued under the Second Supplemental Trust Indenture Seven Hundred Thousand Dollars

($700,000) principal amount of Series C Bonds, none of which is outstanding on the date hereof; and

         WHEREAS, by that certain Third Supplemental Trust Indenture dated as of May 1, 1961 (hereinafter referred to as the "Third Supplemental Trust Indenture"), between Dominguez and the Former Trustee, which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on August 2, 1961, in Book S-942, Page 305, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture, as theretofore modified, amended and supplemented, and created its First Mortgage Series D, 5-1/2% Bonds of 1981 (hereinafter called the "Series D Bonds"), and there was issued under the Third Supplemental Trust Indenture Seven Hundred and Fifty Thousand Dollars ($750,000) principal amount of Series D Bonds, none of which is outstanding on the date hereof; and

         WHEREAS, by that certain Fourth Supplemental Trust Indenture dated as of March 1, 1962 (hereinafter referred to as the "Fourth Supplemental Trust Indenture"), between Dominguez and the Former Trustee, which was recorded in the Office of the County Recorder of the County of Los Angeles State of California, on May 22, 1962, in Book D-1622, Page 826, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture, as theretofore modified, amended and supplemented; and

         WHEREAS, by that certain Fifth Supplemental Trust Indenture dated as of August 1, 1966 (hereinafter referred to as the "Fifth Supplemental Trust Indenture"), between Dominguez and the Former Trustee, which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on October 17, 1966, as Instrument No. 160, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture, as theretofore modified, amended and supplemented, and created its First Mortgage Series E 6-1/8% Bonds of 1986 (hereinafter called the "Series E Bonds"), and there was issued under the Fifth Supplemental Trust Indenture One Million Two Hundred Thousand Dollars ($1,200,000) principal amount of Series E Bonds, none of which is outstanding on the date hereof; and

         WHEREAS, by that certain Sixth Supplemental Trust Indenture dated as of May 1, 1972 (hereinafter referred to as the "Sixth Supplemental Trust Indenture"), between Dominguez and the Former Trustee, which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on July 21, 1972, as Instrument No. 856, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture, as theretofore modified, amended and supplemented, and created its First Mortgage Series F 8% Bonds of 1997 (hereinafter called the "Series F Bonds"), and there was issued under the Sixth Supplemental Trust Indenture One Million Two Hundred Thousand Dollars ($1,200,000) principal amount of Series F Bonds, none of which is outstanding at the date hereof; and

         WHEREAS, by that certain Seventh Supplemental Trust Indenture dated as of November 1, 1975 (hereinafter referred to as the "Seventh Supplemental Trust Indenture"), between Dominguez and the Former Trustee, which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on December 2, 1975 as Instrument No. 2557, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture, as theretofore modified, amended and supplemented, and created its First

Mortgage Series G 10% Bonds of 1995 (hereinafter called the "Series G Bonds"), and there was issued under the Seventh Supplemental Trust Indenture One Million Six Hundred Thousand Dollars ($1,600,000) principal amount of Series G Bonds, none of which is outstanding at the date hereof; and

         WHEREAS, by that certain Eighth Supplemental Trust Indenture dated as of August 1, 1978 (hereinafter referred to as the "Eighth Supplemental Trust Indenture"), between Dominguez and the Former Trustee, which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on August 31, 1978 as Instrument No. 78- 964382, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture, as theretofore modified, amended and supplemented, and created its First Mortgage Series H 9-3/8% Bonds of 1998 (hereinafter called the "Series H Bonds"), and there was issued under the Eighth Supplemental Trust Indenture Two Million Dollars ($2,000,000) principal amount of Series H Bonds, none of which is outstanding at the date hereof; and

         WHEREAS, by that certain Ninth Supplemental Trust Indenture dated as of September 20, 1982 (hereinafter referred to as the "Ninth Supplemental Trust Indenture"), between Dominguez and the Former Trustee, which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on September 30, 1982 as Instrument No. 82- 988617, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture, as theretofore modified, amended and supplemented, and created its First Mortgage Series I 16-3/4% Bonds of 1992 (hereinafter called the "Series I Bonds"), and there was issued under the Ninth Supplemental Trust Indenture One Million Five Hundred Thousand Dollars ($1,500,000) principal amount of Series I Bonds, none of which is outstanding on the date hereof; and

         WHEREAS, by that certain Tenth Supplemental Trust Indenture dated as of March 9, 1990 (hereinafter referred to as the "Tenth Supplemental Trust Indenture"), between Dominguez and Manufacturers Hanover Trust Company of California as trustee, which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on July 24, 1990 as Instrument No. 90-1281215, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture, as theretofore modified, amended and supplemented; and

         WHEREAS, by that certain Eleventh Supplemental Trust Indenture dated as of December 8, 1992 (hereinafter referred to as the "Eleventh Supplemental Trust Indenture"), between Dominguez and Chemical Trust Company of California, as successor trustee, which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on December 9, 1992 as Instrument No. 92-2313010, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture, as theretofore modified, amended and supplemented and created its First Mortgage Series J 8.86% Bonds of 2023 (hereinafter called the "Series J Bonds"), and there has been issued under the Eleventh Supplemental Trust Indenture Four Million Dollars ($4,000,000) principal amount of Series J Bonds, all of which are outstanding on the date hereof; and

         WHEREAS, by that certain Twelfth Supplemental Trust Indenture dated as of December 1, 1997 (hereinafter referred to as the "Twelfth Supplemental Trust Indenture"), between Dominguez and Chase Manhattan Bank and Trust Company, National Association, as successor and currently acting trustee (hereinafter, the "Trustee"), which was recorded in the Office of the County Recorder of the County of Los Angeles, State of California, on December 15, 1997 as Instrument No. 97-1966671, Official Records of said County, Dominguez modified and amended certain provisions of the Original Indenture, as theretofore modified, amended and supplemented and created its First Mortgage Series K 6.94% Bonds due 2012 (hereinafter called the "Series K Bonds"), and there has been issued under the Twelfth Supplemental Trust Indenture Five Million Dollars ($5,000,000) principal amount of Series K Bonds, all of which are outstanding on the date hereof; and

         WHEREAS, on May 25, 2000, Dominguez Services Corporation, which is the parent company (the "Parent") of Dominguez (the "Holding Company Merger") was merged into the Corporation pursuant to an Agreement and Plan of Reorganization dated November 13, 1998 as amended by Amendment No. 1 dated March 22, 1999 (the "Amended Merger Agreement") among the Parent, the Corporation and California Water Service Group (which is the parent company of the Corporation) and on or prior to October 31, 2000 (i) Dominguez is merging into the Corporation with the Corporation becoming the successor to Dominguez in all respects including under the Indenture (the "Merger" and the date of the merger being the "Merger Date") and (ii) the Corporation desires to amend the Indenture in the manner hereinafter set forth; and

         WHEREAS, in order for the Merger to occur in accordance with and pursuant to Section 1 of Article IX of the Indenture the requisite consent thereto in writing signed by the holders of not less than two-thirds (2/3) of the principal of all bonds outstanding under the Indenture (the Series J Bonds and Series K Bonds being the only bonds outstanding under the Indenture) has been received and filed with the Trustee authorizing and assenting to the Merger; and

         WHEREAS, Section 3 of Article X of the Indenture provides that the Corporation and the Trustee may enter into indentures supplemental thereto for the purposes, among other things, of amending provisions of the Indenture and the supplemental indentures to the extent permitted in the Indenture; and

         WHEREAS, the Board of Directors of the Corporation, at a meeting duly convened and held, has duly authorized the execution and delivery of this Thirteenth Supplemental Trust Indenture (hereinafter sometimes called the "Thirteenth Supplemental Indenture"); and

         WHEREAS, all things necessary to make this Thirteenth Supplemental Trust Indenture a valid, binding and legal instrument in accordance with its terms, have been done and performed; and

         WHEREAS, in accordance with and pursuant to Article XII, Section 3 of the Indenture, the requisite consent in writing signed by holders of not less than three-fourths (3/4) of the principal amount of all bonds outstanding under the Indenture, has been received and filed with the

Trustee, authorizing and assenting to the modification and amendments of those certain provisions of the Indenture as hereinafter set forth;


                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         In consideration of the premises and of the mutual covenants herein contained, and for other valuable considerations, receipt whereof is hereby acknowledged, it is hereby covenanted, declared and agreed by and between the parties hereto as follows:


                                   ARTICLE ONE
                      SUBSTITUTION OF SUCCESSOR CORPORATION

         Section 1.01. Assumption of Indenture Obligations. Effective the Merger Date, the Corporation, as successor to Dominguez, assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the bonds at any time outstanding under the Indenture and the performance of every covenant and condition of the Indenture to be performed or observed by the Corporation.

         Section 1.02. Mortgage of Property. The Corporation, in order to better secure the principal of and interest (and premium, if any) on all bonds of the Corporation at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, does hereby mortgage, assign, grant, bargain, sell and convey unto the Trustee, and to its successors in said trust, forever, all of the property, rights and franchises owned by Dominguez immediately prior to the Merger which is subject to the lien of the Indenture including the properties described in Exhibit A attached hereto and made a part hereof (collectively, the "mortgaged property") and no other property, rights or franchises now owned or hereafter acquired by the Corporation, provided that the Corporation does hereby mortgage, assign, grant, bargain, sell and convey unto the Trustee and its successors the following properties acquired by the Corporation on or after the Merger Date, to wit:

                   (1) all betterments, extensions, improvements, additions, repairs, renewals, replacements, substitutions and alterations to, upon, for and of the property or franchises, or both, subject to the lien of the Indenture, and all property constituting appurtenances of the mortgaged property;

                   (2) all property acquired or constructed with the proceeds of any insurance on any part of the mortgaged property or with the proceeds of any part of the mortgaged property released from the lien of the Indenture or a prior lien or disposed of free from any such lien, or taken by eminent domain, or purchased by a public authority; and

                   (3) all property acquired in pursuance of the covenants herein contained to maintain and preserve and keep the mortgaged property in good condition, repair and working order, or in pursuance of any other covenant or agreement herein contained to be performed by the Corporation;

in trust, nevertheless, for the same purposes and upon the same conditions as are set forth in the Original Indenture, any such acquired property which is described in clauses (1), (2) and (3) of this Section 1.02 becoming mortgaged property upon being so acquired.


                                   ARTICLE TWO
                      AMENDMENTS TO ARTICLES II, III AND V

         Section 2.01.  Amendment to Article II. In the second full paragraph of
Section 5(a) of Article II which contains the definition of "Permanent Additions" the phrase in the first and second lines which reads `shall mean additions to "Gross Plant Investments" ' is amended to read `shall mean additions subject to the lien of this indenture to "Gross Plant Investments".'

         Section 2.02. Amendment to Article III. Notwithstanding any other provisions of Article III to the contrary, effective on the Merger Date no new series of bonds will be issued under this indenture, provided the foregoing limitation will not prevent or restrict the issuance of bonds to transferees, successors or assigns of holders of Series J and K Bonds from time to time and for any other reasons permitted hereunder other than in connection with the issuance of a new series of bonds.

         Section 2.03. Amendments to Article V. (a) Section 6 of Article V is amended by changing the phrase "real property" in the fifth line of Section 6 to read "real property subject to the lien of this indenture".

         (b) Section 12 of Article V is amended (i) in the first full paragraph by changing the phrase "covering property worn-out," in the sixth line thereof to read "covering property subject to the lien of this indenture which is worn-out," and (ii) in the third paragraph by (A) changing the phrase in the eighth line which reads "charges for depreciation" to read "charges for depreciation for the plant subject to the lien of this indenture" and (B) changing the phrase "in depreciable plant" in the tenth and eleventh lines to read "in depreciable plant subject to the lien of this indenture".

         (c) Section 13 of Article V is amended (i) in the second paragraph by changing the phrase "cause an examination of its properties and operations to be made by an engineer" appearing in the sixth and seventh lines to read "cause an examination of its properties subject to the lien of this indenture and its operations relating thereto to be made by an engineer" and (ii) in the last paragraph by adding the phrase "subject to the lien of this indenture" following each of the two phrases contained therein which read "Corporation's depreciable properties".

         (d) Section 16 of Article V is hereby deleted.

         (e) Section 18 of Article V is hereby deleted and a new Section 18 is added which reads as follows:

                  "Section 18. The following covenants are for the benefit of both the Series J Bonds and the Series K Bonds which covenants may not be amended, modified or waived without the written consent of the holders of 66 2/3% in aggregate principal amount of bonds then outstanding of each such series of bonds. The Corporation covenants and agrees that from and after the Merger Date as follows (terms not otherwise defined in Sections 18.1 through 18.7 are defined in Section 18.8):

                  Section 18.1. Nature of Business. Neither the Corporation nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Corporation and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Corporation on the Merger Date.

                  Section 18.2. Limitations on Current Debt and Funded Debt. (a) The Corporation will not, and will not permit any Restricted Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

                            (1) The  following  Current  Debt and Funded Debt of
                  the Corporation and Funded Debt of its Restricted Subsidiaries outstanding as of October 1, 2000 set forth on Schedule I hereto (all such Funded Debt of the Restricted Subsidiaries is assumed on the Merger Date by the Corporation);

                            (2) Additional Funded Debt of the Corporation, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

                                     (i)  Consolidated  Funded  Debt  shall  not
                            exceed 66-2/3% of Consolidated Total Capitalization, and

                                     (ii)  Net  Income  Available  for  Interest
                            Charges for any period of 12 consecutive calendar months during the immediately preceding 14 consecutive calendar months prior to the issuance of such Funded Debt shall have been at least 175% of Pro Forma Interest Charges for such 12-month period;

                            (3)  Additional   unsecured   Current  Debt  of  the
                  Corporation;

                            (4) Current Debt or Funded Debt of a Restricted Subsidiary owed to the Corporation or to a Wholly-owned Restricted Subsidiary; and

                            (5) Funded Debt of the Corporation  issued after the
                  Merger Date evidenced by First Mortgage Bonds, provided that the Corporation shall have complied with the requirements of
                  Section 18.7 hereof.

                  (b) Indebtedness described in or issued or incurred in accordance with the limitations of Section 18.2(a)(1) may be renewed, extended or refunded without regard to Section 18.2(a)(2), provided that the principal amount thereof remaining unpaid at the time of such renewal, extension or refunding shall not be increased.

                  (c) Any corporation which becomes a Restricted Subsidiary after the Merger Date shall for all purposes of this Section 18.2 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

                  Section 18.3. Limitation on Liens. The Corporation will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that the payment thereof shall not be overdue or the payment is overdue but is being contested in good faith by proceedings which will prevent the sale of material property or material interference with the use thereof by the Corporation or Restricted Subsidiary owning the same and adequate reserves are set aside on its books;

                  (b) Liens of or resulting from any litigation or legal proceeding which are currently being contested in good faith by appropriate proceedings and for which the Corporation or the relevant Restricted Subsidiary shall have set aside on its books, reserves deemed by it to be adequate with respect thereto, unless the judgment they secure shall not have been stayed, bonded or discharged within 60 days of its entry;

                  (c) Liens incidental to the conduct of the Corporation's business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) minor survey exceptions or minor encumbrances, easements, licenses or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Corporation and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Corporation and its Restricted Subsidiaries;

                  (e) Liens securing Indebtedness of a Restricted Subsidiary to the Corporation or to another Restricted Subsidiary;

                  (f) Leases on property owned by the Corporation or a Restricted Subsidiary wherein the Corporation or such Restricted Subsidiary is the lessor thereunder, provided that (i) the Rentals payable under any lease are for fair rental value and otherwise contain appropriate provisions to protect and preserve the Corporation's or such Restricted Subsidiary's interest in such property and (ii) any such lease will not interfere with the ordinary course of business of the Corporation or such Restricted Subsidiary;

                  (g) Liens  existing  as of the Merger  Date and  reflected  in
         Schedule II hereto;

                  (h) Liens created or incurred after the Merger Date given pursuant to pollution control, industrial revenue or other similar tax exempt financings of the Corporation to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Corporation or its Restricted Subsidiaries, provided that (i) the Liens shall attach solely to the fixed assets acquired or purchased,
         (ii) at the time of acquisition of such fixed assets, the Indebtedness secured by Liens thereon shall not exceed the total purchase price of such fixed assets, (iii) such Indebtedness shall have been incurred within the applicable limitations provided in Section 18.2(a), and (iv) the aggregate principal amount of all Indebtedness secured by Liens described in this clause (h) shall not at any time exceed an amount equal to 10% of Consolidated Total Assets;

                  (i) Liens created or incurred on or after the Merger Date given to secure Indebtedness of the Corporation and its Restricted Subsidiaries in addition to the Liens permitted by the preceding clauses (a) through (h) hereof, provided that all Indebtedness secured by such Liens shall have been incurred within the limitations provided in Section 18.2(a)(5);

                  (j) Liens created or incurred after the Merger Date in addition to the Liens permitted by the preceding clauses (a) through
         (i) hereof, provided that (i) the aggregate principal amount of all Indebtedness secured by such Liens shall not at any time exceed an amount equal to 10% of Consolidated Total Capitalization and (ii) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 18.2; and

                  (k) any extension, renewal or refunding of any Lien permitted by the preceding clauses (a) through (i) hereof in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, and (ii) such Lien shall attach solely to the same such property.

                  Section 18.4. Mergers, Consolidations and Sales of Assets. (a) The Corporation will not, and will not permit any Restricted Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section 18.4) of the assets of the Corporation and its Restricted Subsidiaries (other than sales in the ordinary course of business or sales of properties sold pursuant to any Condemnation); provided, however, that:

                            (1) any Restricted Subsidiary may merge or consolidate with or into the Corporation or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Corporation, the Corporation shall be the surviving or continuing corporation;

                            (2) the Corporation may consolidate or merge with or
                  into, and may sell all or substantially all of its assets in a single transaction to, any other corporation if (i) the corporation which results from such consolidation, merger or sale (the "surviving entity") is organized under the laws of any state of the United States or the District of Columbia,
                  (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Series J Bonds and Series K Bonds, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Bonds and this indenture to be performed or observed by the Corporation are expressly assumed in writing by the surviving entity and the surviving entity shall furnish to the holders of the Bonds an opinion of counsel reasonably satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving entity enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and
                  (iii) at the time of such consolidation, merger or sale and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the surviving entity would be permitted by the provisions of Section 18.2(a)(2) to incur at least $1.00 of additional Funded Debt; and

                            (3) any  Restricted  Subsidiary  may sell,  lease or
                  otherwise dispose of all or any substantial part of its assets to the Corporation or any Wholly-owned Restricted Subsidiary.

                  (b) The Corporation will not permit any Restricted Subsidiary to issue any shares of stock of any class (including as "stock" for the purposes of this Section 18.4 any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Corporation or a Restricted Subsidiary, unless immediately after the consummation of such transaction and after giving effect thereto, such Restricted Subsidiary shall remain a Restricted Subsidiary of the Corporation.

                  (c) The Corporation will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Corporation or a Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

                            (1) the Board of Directors of the Corporation  shall
                  have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Corporation;

                            (2) said shares of stock and  Indebtedness are sold,
                  transferred or otherwise disposed of to a Person, for cash or other property and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                            (3) in the case of the sale, transfer, or disposition of all shares of stock and Indebtedness of a Restricted Subsidiary, such Restricted Subsidiary shall not have any continuing investment in the Corporation or any other Restricted Subsidiary not being simultaneously disposed of;

                            (4)  in  the  case  of  the   sale,   transfer,   or
                  disposition of less than all of the shares of stock of a Restricted Subsidiary, immediately after the consummation of the transaction and after giving effect thereto, such Restricted Subsidiary shall remain a Restricted Subsidiary of the Corporation; and

                            (5) such sale or other  disposition does not involve
                  a substantial part (as hereinafter defined) of the consolidated assets of the Corporation and its Restricted Subsidiaries.

                  (d) As used in this Section 18.4, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Corporation and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Corporation and its Restricted Subsidiaries (other than in the ordinary course of business including without limitation property sold pursuant to any Condemnation) during the immediately preceding 12 months, exceeds 10% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal year, provided, however, that for purposes of the foregoing calculation, there shall not be included the book value attributable to assets the proceeds from the disposition of which were or are applied within 180 days of the date of sale of such assets to either (1) the acquisition of assets useful and intended to be used in the operation of the business of the Corporation and its Restricted Subsidiaries as described in Section 18.1 and having a fair market value (as determined in good faith by the Board of Directors of the Corporation) at least equal to the assets so disposed of, or (2) the prepayment at any applicable prepayment premium, on a pro rata basis, of Funded Debt of the Corporation, provided that in the event the assets which are the subject of any such sale or disposition are subject to (A) the Lien of the Mortgage Indenture, such proceeds shall be applied first to the prepayment of the First Mortgage Bonds as and to the extent required by the terms of the Mortgage Indenture or (B) the Lien of this indenture, such proceeds shall be applied first to the redemption of the Series J Bonds and Series K Bonds outstanding hereunder as and to the extent required by the terms of this indenture. It is understood and agreed by the Corporation that any such proceeds paid and applied to the redemption of the Series J or Series K Bonds as hereinabove provided shall be redeemed as and to the extent provided in this indenture.

                  Section 18.5. Guaranties. The Corporation will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Corporation which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary and otherwise permitted by the provisions of this Agreement.

                  Section 18.6. Transactions with Affiliates. Except for water quality testing and analysis services performed for San Jose Water Company, the Corporation will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Corporation's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Corporation or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

                  Section 18.7. Note Exchange Upon Issuance of First Mortgage Bonds. (a) In the event that the Corporation shall issue additional First Mortgage Bonds under and pursuant to the Mortgage Indenture, then the Corporation shall, concurrently with the issuance of such additional First Mortgage Bonds, exchange all of the outstanding Notes of each Series issued by the Corporation (excluding Series J Bonds and Series K Bonds issued under this indenture for First Mortgage Bonds of a new series (the "Exchange Bonds")). The Exchange Bonds of each new series shall be issued under and secured by the Mortgage Indenture, shall rank pari passu with all other First Mortgage Bonds issued and outstanding under the Mortgage Indenture, shall have payment and maturity terms identical to the Series of Notes for which they were exchanged, shall have required and optional prepayment provisions and provisions relating to amounts payable upon acceleration of maturity identical to those applicable to the Series of Notes for which they were exchanged and shall otherwise be in the form required by the Mortgage Indenture.

                  (b) The Corporation covenants and agrees to take all actions necessary for the due authorization, execution and delivery of such Exchange Bonds including, without limitation, (i) the filing of applications with the Commission in order to obtain the requisite approvals, authorizations and orders necessary for the issuance of the Exchange Bonds, (ii) compliance with all requirements of the Mortgage Indenture, (iii) the taking of all other actions the holders of the Notes may reasonable request in connection with the delivery of the Exchange Bonds, including the delivery of legal opinions and an exchange agreement between the Corporation and the Holders in form and substance reasonably satisfactory to the Holders of 66-2/3% of the Notes of each Series then outstanding.

                  Section 18.8. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used in this Article V and elsewhere in this indenture shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

                  "Affiliate" shall mean any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Corporation, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Corporation or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Corporation or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

                  "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

                  "Commission" shall mean the Public Utilities Commission of the State of California.

                  "Condemnation" with respect to any property shall have occurred if all or any portion of such property shall have been condemned or taken for any public or quasi-public use under any governmental law, order, or regulation or by right of eminent domain or sold to a municipality or other public body or agency or any other entity having the power of eminent domain or the right to purchase or order the sale of such property (a "Condemning Authority"), or any third-party designated by any such Condemning Authority, under threat of condemnation.

                  "Consolidated  Funded  Debt" shall mean all Funded Debt of the
         Corporation   and  its   Restricted   Subsidiaries,   determined  on  a
         consolidated basis eliminating intercompany items.

                  "Consolidated Net Income" for any period shall mean the gross revenues of the Corporation and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                  (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                  (b) the proceeds of any life insurance policy;

                  (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Corporation or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

                  (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Corporation or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Corporation or a Restricted Subsidiary prior to the date of such consolidation or merger;

                  (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Corporation or any Restricted
         Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Corporation or such Restricted Subsidiary in the form of cash distributions;

                  (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Corporation or any other Restricted Subsidiary;

                  (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                  (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                  (j) any gain arising from the acquisition of any Securities of the Corporation or any Restricted Subsidiary;

                  (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

                  (l) any other extraordinary, or nonrecurring gain or loss.

                  "Consolidated Net Worth" shall mean, as of the date of any determination thereof the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of the Corporation and its Restricted Subsidiaries as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Assets" shall mean, as the date of any determination thereof, total assets of the Corporation and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Total Capitalization" shall mean the sum of (i) Consolidated Funded Debt, and (ii) Consolidated Net Worth.

                  "Current Debt" of any Person shall mean as of the date of any determination thereof (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

                  "First Mortgage Bonds" shall mean and include all secured mortgage bonds issued by the Corporation under and pursuant to the Mortgage Indenture.

                  "Funded Debt" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others.

                  "GAAP" shall mean generally accepted accounting principles at the time in the United States.

                  "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or otherwise creating contingent liability with respect to, any Indebtedness, dividend or other obligation of any other Person (the
         "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. Notwithstanding the foregoing, the Corporation's obligations in respect of long term water supply contracts shall not be treated as Guaranties under this Agreement. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                  "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such
         Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals and (v) Guaranties of obligations of others of the character referred to in this definition. Notwithstanding the foregoing, the term "Indebtedness" as it relates to the Corporation shall not include obligations of the Corporation with respect to advances for construction from third parties.

                  "Interest Charges" of any Person for any period shall mean all interest and all amortization of debt discount and expense on any particular Indebtedness of such Person for which such calculations are being made. Computations of Interest Charges on a pro forma basis for
         (a) Indebtedness having a variable interest rate, (b) Indebtedness bearing interest at different fixed rates, (c) Indebtedness with respect to which interest has not begun to accrue as of the date of any determination of Interest Charges or (d) Indebtedness with respect to which interest shall not become payable until a specified date which is more than one year after the date of any such determination, shall, in all such cases, be calculated at the rate equal to the greater of (i) the rate in effect on the date of any determination and (ii) the average interest rate payable on all Funded Debt of such Person during the three-month period immediately preceding the date of any determination.

                  "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property of such Person. For the purposes of this Agreement, the Corporation or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement, in any such case, pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

                  "Merger" shall mean the merger of Dominguez Water Company into the Corporation.

                  "Merger Date" shall mean the date on which the Merger becomes effective.

                  "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Corporation and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

                  "Mortgage Indenture" shall mean the Corporation's Mortgage of Chattels and Trust Indenture, dated April 1, 1928, as such Trust Indenture may be amended, supplemented or modified from time to time.

                  "Net Income Available for Interest Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income),
         (ii) all provisions for any Federal, state or other income taxes made by the Corporation and its Restricted Subsidiaries in a manner consistent with GAAP during such period and (iii) Interest Charges of the Corporation and its Restricted Subsidiaries during such period.

                  "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                  "Pro Forma Interest Charges" for any period shall mean, as of the date of any determination thereof, the maximum aggregate amount of Interest Charges which would have become payable by the Corporation and its Restricted Subsidiaries in such period determined on a pro forma basis giving effect as of the beginning of such period to the incurrence of any Funded Debt thereof (including Capitalized Rentals) and the concurrent retirement of outstanding Funded Debt or Current Debt or termination of any Capitalized Leases thereof.

                  "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Corporation or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Corporation or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                  "Restricted Subsidiary" shall mean any Subsidiary (i) which is organized under the laws of the United States or any State thereof;
         (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; (iii) of which at least 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Corporation and/or one or more Restricted Subsidiaries; and (iv) which is designated by the Board of Directors of the Corporation, or any Director or committee of Directors duly designated by such Board of Directors, to be included in the definition of Restricted Subsidiary for all purposes of this Agreement, provided that, at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred hereunder.

                  "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                  The term  "subsidiary"  shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Corporation.

                  "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

                  "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt and Current Debt shall be owned by the Corporation and/or one or more of its Wholly-owned Subsidiaries.

                  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Section 18, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Section 18."


                                  ARTICLE THREE
                 AMENDMENTS TO ARTICLES VI, VIII, IX, XV AND XVI

         Section 3.01. Amendments to Article VI. (a) Section 1 of Article VI is hereby restated in its entirety to read as follows:

                  "Section 1. Immediately prior to the consummation of the Merger on the Merger Date, all shares of stock of the following subsidiaries of the Corporation, excepting such shares of stock as may be necessary to qualify directors, have been duly assigned and delivered by the Corporation to the Trustee and are being held by it and shall continue to be held by it subject in all respects to the lien and operation of this indenture: (a) Arden Water Company, (2) Antelope Valley Water Company, (3) Kernville Domestic Water Company, (4) Lakeland Water Company and (5) Redwood Valley Water Company (such shares so held by the Trustee being hereafter collectively referred to as "pledged securities"); provided, however, that if any subsidiary, the stock of which constitutes pledged securities, is merged into the Corporation, the stock of such subsidiary shall forthwith be released from the lien of this indenture. From and after the Merger Date, no other shares of stock owned by the Corporation shall be subject to
         Article VI.

                  The Trustee shall not be obligated to examine into or pass upon the validity or genuineness of any of the pledged securities and the Trustee shall be entitled to assume that any pledged securities presented for deposit hereunder are genuine and valid and what they purport to be, and any endorsement and assignments thereof are genuine and legal."

         (b) Section 10 of Article VI is hereby deleted.

         Section 3.02. Amendments to Article VIII. Section 1 of Article VIII containing events of default is hereby amended by deleting the event of default described in paragraph (g) and adding the following events of default in new paragraphs (g) and (h):

                  "(g) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt or Current Debt (other than bonds secured hereby) of the Corporation or any Restricted Subsidiary aggregating in excess of $5,000,000 in principal amount outstanding and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                  (h) Default or the happening of any event shall occur under any indenture (including, without limitation, the Mortgage Indenture), agreement or other instrument under which any Funded Debt or Current Debt (other than bonds secured hereby) of the Corporation or any Restricted Subsidiary aggregating in excess of $5,000,000 in principal amount outstanding may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Funded Debt or Current Debt of the Corporation or any Restricted Subsidiary outstanding thereunder."

         Section 3.03. Amendments to Article IX. (a) Section 1 of Article IX is hereby restated in its entirety to read as follows:

                  "Section 1. The Corporation may consolidate, merge or sell all or substantially all of its assets in accordance with the provisions of
         Section 18.4 of Article V.


                                      -19

         (b) The first sentence of Section 2 of Article IX is modified by deleting the phrase:

                  "all of its property as an entirety, after obtaining the necessary consents as aforesaid,"

         and substituting in lieu thereof the following phrase:

                  "all or substantially all of its assets, and the requirements of Section 18.4 of Article V shall have been satisfied,"

         Section 3.04. Deletion of Articles XV and XVI. Articles XV and XVI are hereby deleted in their entirety.


                                  ARTICLE FOUR
                                  MISCELLANEOUS

         Section 1. The Corporation covenants and agrees that it will cause this Thirteenth Supplemental Trust Indenture to be duly and properly filed for record and recorded in the Office of the County Recorder of Los Angeles County and of each county in which it has or shall acquire real property, with all convenient speed, so that due and legal notice of its terms will be given, and that it will be properly and legally filed and recorded and indexed, and that an appropriate financing statement, fixture filing and other statements will be filed in such public offices as may be necessary to establish of record the lien of the Indenture upon the properties described herein against all persons whomsoever.

         Section 2. This Thirteenth Supplemental Trust Indenture shall be construed in connection with and as part of the Original Indenture, as heretofore modified, amended and supplemented, and whenever in said Original Indenture as heretofore modified, amended and supplemented, the words "this Indenture" or "this indenture" are used, they shall be construed to mean and include this Thirteenth Supplemental Trust Indenture in addition to all other supplemental indentures.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed by their Presidents or Vice Presidents, respectively, as of the day and year first above written.

                                             CALIFORNIA WATER SERVICE COMPANY, a
                                                 California corporation



                                             By:________________________________
                                                 Name___________________________
                                                 Title__________________________


                                             CHASE MANHATTAN BANK AND TRUST
                                                COMPANY, NATIONAL ASSOCIATION



                                             By:________________________________
                                                 Name___________________________
                                                 Title__________________________

STATE OF CALIFORNIA                     )
                                        )        SS.
COUNTY OF LOS ANGELES                   )



         On  ______________,  2000,  before me,  ______________,  Notary Public, personally appeared ________________, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.



                                             -----------------------------------
                                             Signature of Notary

STATE OF CALIFORNIA                     )
                                        )        SS.
COUNTY OF LOS ANGELES                   )


         On  ______________,  2000,  before me,  ______________,  Notary Public, personally appeared ________________, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.



                                             -----------------------------------
                                             Signature of Notary

                                   SCHEDULE I


               DESCRIPTION OF CURRENT DEBT AND FUNDED DEBT OF THE
               CORPORATION AND THE FUNDED DEBT OF ITS SUBSIDIARIES


1.  Current Debt of the Company outstanding on October 1, 2000 as follows:

    $18,000,000 borrowed under the Company's bank line of credit with Bank of America.

2. Funded Debt (other than Capitalized Rentals) of the Company outstanding on October 1, 2000 was as follows:

    $116,345,000 outstanding under the Company's various series of First Mortgage Bonds.

    $193,000 due to the City of Los Altos for the purchase of the North Los Altos Water System.

    $20,000,000 Series A Senior Notes due November 1, 2025.

    $20,000,000 Series B Senior Notes due November 1, 2028.

3. *Funded Debt of Restricted Subsidiaries outstanding on October 1, 2000 was as follows:

    $4,000,000  Series  J First  Mortgage  Bonds  due  2023 of  Dominguez  Water
    Company.

    $5,000,000  Series  K First  Mortgage  Bonds  due  2012 of  Dominguez  Water
    Company.

    $259,000 DWR Loan to Arden Water Company.

    $1,894,000 DWR Loans to Kernville Domestic Water Company.

    $925,000 DWR Loans to Dominguez Water Company.



________________________
* All Funded Debt of Restricted Subsidiaries is assumed by the Corporation on the Merger Date.

California Water Service Group
Deferred Compensation Plan
================================================================================


                                   SCHEDULE II


                DESCRIPTION OF LIENS EXISTING ON THE MERGER DATE


    $116,345,000 of various series of First Mortgage Bonds of the Corporation

    *$4,000,000 Series J Bonds due 2023 of Dominguez Water Company

    *$5,000,000 Series K Bonds due 2012 of Dominguez Water Company












_______________________
*   Assumed by the Corporation on the Merger Date

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                                                                 Executiion Copy